                                                                      EXHIBIT 10

                           INDEMNIFICATION AGREEMENT

    Indemnification Agreement, dated as of April 11, 1996, between Bank of America National Trust and Savings Association, a national bank (the "Bank") and HBO & Company of Georgia, a Delaware corporation (the "Company").

    WHEREAS, the Bank has notified the Company that the grid note, dated June 25, 1993 with respect to that certain $5,000,000 uncommitted demand line of credit (the "Note") payable to the order of the Bank in the original principal amount of U.S. dollars of Five Million ($5,000,000) and issued by the Company to the Bank;

    WHEREAS, the Company has requested that the Note be returned to the Company;

    WHEREAS, the Bank considers the Note paid in full and canceled as of the date hereof;

    IT IS THEREFORE, AGREED AS FOLLOWS:

    1. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank warrants and represents to the Company that (a) the Note was not endorsed by the Bank; (b) neither the right to receive payment under the Note nor any other rights of the Bank therein have been assigned, transferred, hypothecated, pledged or otherwise disposed of by the Bank, either in whole or in part; and (c) the Note has been lost, stolen or destroyed and diligent efforts made to locate it have failed to do so.

    2. INDEMNIFICATION. The Bank hereby agrees that (a) in case the original Note can be found or comes into the hands, custody or power of the Bank or its successors or assigns, or into the hands, custody or power of any entity controlled by the Bank or its successors or assigns, the Note shall be delivered to the Company in order to be canceled, and (b) the Bank, its successors or assigns, shall at all times indemnify and save harmless the Company from and against any and all claims, actions and suits, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character by reason of the original Note, until the redelivery and cancellation of the original Note.

    IN WITNESS THEREOF, the undersigned has executed this Agreement as of the date first above written.

                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION
                                          By:_MICHAEL J. MCKENNEY_______________
                                          Title:________________________________
                                                     Michael J. McKenney
                                                        Vice President

                                 Page 11 of 14